UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2019

_______________________________________________________________

WECONNECT TECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1st Floor, Block A, Axis Business Campus

No. 13A & 13B, Jalan 225, Section 51A

46100 Petaling Jaya

Selangor, Malaysia

(Address of principal executive offices) (Zip Code)

+60 17 380 2755
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	WECT	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2019, WeConnect Tech International, Inc., a Nevada corporation ("we" or "us"), entered into an Extension Agreement (“Extension Agreement”) with OZ Seventy Five Holdings (M) Berhad, a public limited company organized under the laws of Malaysia (“OZ75”), and a certain Investor, pursuant to which the parties agreed to extend the closing date of the acquisition contemplated under that certain Share Exchange Agreement dated June 18, 2019, by and among the parties (the "Share Exchange Agreement"), to December 1, 2019.  Except as otherwise set forth above, the terms of the Share Exchange Agreement remain in full force and effect with amendment or modification.  The terms of the Share Exchange Agreement are disclosed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on June 26, 2019.

The foregoing description of the Extension Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description of Exhibit
10.1	Extension Agreement, dated October 7, 2019, by and between WECONNECT Tech International Inc., OZ Seventy Five Holdings (M) Berhad and a certain Investor*

*Filed Herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECONNECT TECH INTERNATIONAL, INC.
Dated: October 7, 2019

	By:	/s/ Shiong Han Wee
Shiong Han Wee
Chief Executive Officer

3